Exhibit 5.1

June 20, 2018

InVivo Therapeutics Holdings Corp.

Re:                             Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to InVivo Therapeutics Holdings Corp., a Nevada corporation (“Corporation”), in connection with the Corporation’s Registration Statement on Form S-1 (File No. 333-       ) (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) on June 20, 2018 under the Securities Act of 1933, as amended (the “Securities Act”).  The prospectus contained within the Amended Registration Statement covers the sale, from time to time on a delayed or continuous basis pursuant to Rule 415(a)(4) under the Securities Act, of certain securities, the sale of which will be governed by an underwriting agreement (the “Underwriting Agreement”) to be entered into with Ladenburg Thalmann & Co. Inc., as the representative of the several underwriters thereto (the “Underwriters”), and a warrant agency agreement (the “Warrant Agreement”) to be entered into with Continental Stock Transfer & Trust Company:

(i)                   shares of common stock (the “Shares”), par value $0.00001 per share (the “Common Stock”);

(ii)                Series A warrants (the “Series A Warrants”) to purchase shares of Common Stock (the “Series A Shares”);

(iii)             Series B pre-funded warrants (the “Series B Warrants”) to purchase shares of Common Stock (the “Series B Shares”); and

(iv)            shares of Common Stock (the “Option Shares”) and Series A warrants (the “Option Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”) to purchase shares of Common Stock (the “OA Shares” and, together with the Shares, the Series A Warrants, the Series B Warrants, the Series A Shares, the Series B Shares, the Option Shares, and Option Warrants, the “Securities”) permitted to be purchased by the Underwriters pursuant to the 45-day option to cover for over-allotments, if any, under the Underwriting Agreement.

In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in: (a) the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on April 1, 2003, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Corporation, dated as of March 29, 2016; (c) resolutions adopted by the Corporation’s Board of Directors authorizing the filing of the Registration Statement and the exhibits thereto with the Commission, the formation of the Pricing Committee, and subject to the final approval of the Pricing Committee, the issuance and sale of the Securities pursuant to the Underwriting Agreement and the Warrant Agreement, amongst other items. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinion expressed below is based on the assumption that the Registration Statement, and any amendments or supplements thereto (including any post-effective amendments), have been filed by the Corporation with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities.  We further assume that the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of Common Stock issued and outstanding, after giving effect to such issuance of such Securities, including the purchase of any Common Stock pursuant to the Warrants, will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Articles.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.                                      With respect to the Shares, the Series A Shares, the Series B Shares, the Option Shares, and the OA Shares (the “Offered Common Stock”), when, as and if (a) the Board of Directors or any duly appointed Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Articles, the Underwriting Agreement, the terms of the Warrants, and the Warrant Agreement, as applicable, including the reservation of a sufficient number of shares of Common Stock; (b) the Underwriting Agreement, the terms of the Warrants, and the Warrant Agreement have been duly authorized, executed, and delivered by authorized officers of the parties thereto; (c) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (d) the Corporation receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee, the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares of Offered Common Stock will be validly issued, fully paid and non-assessable.

2.                                      With respect to the Warrants (the “Offered Warrants”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed Pricing Committee, including the reservation of a sufficient number of shares of Common Stock issuable upon exchange, exercise or conversion of such Offered Warrants; (b) the terms of the Warrants and the Warrant Agreement have been duly authorized, executed, and delivered by authorized officers of the parties thereto; (c) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with any such Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Corporation; (d) the Offered Warrants have been duly executed and countersigned in accordance with any such Warrant Agreement or held in global form, and issued and sold as contemplated by the Registration Statement; and (e) the Corporation has received the consideration for the Offered Warrants provided for in the resolutions of the Board of Directors or any duly appointed Pricing Committee, the issuance and sale of the Offered Warrants will have been duly authorized, and such securities will be legally valid and binding obligations of the Corporation.

This opinion is limited to the present laws of the States of Nevada and New York. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr